POWER OF ATTORNEY
Know all by these presents, that the undersigned hereby constitutes and appoints each of Ralph A. Ford, Susan
Hobson Kus and David P. Glatz and each of them individually, the undersigned's true and lawful attorney'-in-fact to:
(1) Execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of
STRVA, Inc. (the "Company"), Forms 3, 4 and 5 and any other forms required to be filed in accordance with
Section 16(a) of the Securities Exchange Act of 1934 (as amended, the "Exchange Act") "d the rules thereunder
(a "Section 16 Form") and a Form ID and any other forms required to be filed or submitted in accordance with
Regulation S-T promulgated by the United States Securities and Exchange Commission (or any successor provision) in order to file the Section 16 Forms electronically (a "Form ID" and, together with the Section 16
Forms, a "Farm");
(2) Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and the New York Stock Exchange;
and
(3) Take any other action of any type whatsoever in con1lection with the foregoing which, in the opinion of each such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by each such
attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain. such terms and conditions as he may approve is his discretion.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each such attorney-
in-fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that each such attorney-in-fact is serving in such capacity at the request of the undersigned, and is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.
The Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file any
Forms pursuant to Section 16(a) of the Exchange Act and the rules thereunder, with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each such attorney-in-fact.
From and after the date hereof, any power of Attorney previously granted by the undersigned concerning the subject matter hereof is hereby revoked.
1N WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this day 12th day of July 2004.

Michelle Guswiler